UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 11, 2008

Lithia Motors, Inc. (Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     (b)  On July 14, 2008 Lithia Motors, Inc. announced that Mr. William Young notified the Company of his decision to retire from the Board of Directors effective July 11, 2008 for health reasons. A complete copy of the press release is attached as Exhibit 99.1.

     (d)  The Board of Directors appointed A.J. Wagner to replace Mr. Young effective July 11, 2008. The board has determined Mr. Wagner has no prior relationships with company or any of its executive officers and the board has determined the Mr. Wagner satisfies the independent requirement applicable to the Company. Mr. Wagner will serve on the Compensation Committee, the Audit Committee and the Corporate Governance Committee and will serve as Chair to the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	July 14, 2008	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary